                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 2, 1999


                           FIRST ALLIANCE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                         0-28706                 33-0721183
----------------------------      -----------------------    -------------------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
      of Incorporation)                                      Identification No.)


         17305 VON KARMAN AVENUE                                       92614
            IRVINE, CALIFORNIA
         -------------------------                                   ----------
 (Address of Principal Executive Offices)                            (Zip Code)


         Registrant's telephone number, including area code:     (949) 224-8500
                                                                 --------------


                                      NONE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



                                Page 1 of 3 Pages

ITEM 5.  OTHER EVENTS.

         First Alliance Corporation ("FACO") has announced that effective July 2, 1999 it has acquired Coast Security Mortgage Corporation ("Coast"), a retail mortgage company for $4 million. Coast originated approximately $100,000,000 of sub-prime first mortgages in each of the last two years. Coast was previously owned by, among others, Mark Chisick and Brad Chisick, each of whom are sons of Brian Chisick, FACO chairman and chief executive officer. The purchase was finalized subject to customary indemnification, monetary hold backs and an independent third party evaluation regarding the merits, pricing and terms of the transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     FIRST ALLIANCE CORPORATION



Date:  July 16, 1999                        By: /S/ Francisco Nebot
                                                --------------------------------
                                                Francisco Nebot
                                                Executive Vice President and
                                                Chief Financial Officer

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          COAST SECURITY MORTGAGE, INC.

                                       AND

                            THE SHAREHOLDERS THEREOF

                                       AND

                           FIRST ALLIANCE CORPORATION





                            DATED AS OF JULY 2, 1999


                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I         DEFINITIONS.....................................................................................1

                  1.01     Definitions............................................................................1
                  1.02     Index of Other Defined Terms...........................................................7

ARTICLE II        PURCHASE OF STOCK...............................................................................7

                  2.01     Purchase of Shares and Closing Date Payment............................................7
                  2.02     Closing................................................................................7
                  2.03     Calculation of Net Working Capital.....................................................8
                  2.04     Post-Closing Purchase Price Adjustments................................................8

ARTICLE III       REPRESENTATIONS REGARDING SHARES................................................................9

                  3.01     Title..................................................................................9
                  3.02     Authority; Enforceability.............................................................10

ARTICLE IV        REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS SUBSIDIARIES......................10

                  4.01     Existence and Power...................................................................10
                  4.02     Authorization.........................................................................11
                  4.03     Capital Stock.........................................................................11
                  4.04     Subsidiaries..........................................................................11
                  4.05     Governmental Authorization............................................................12
                  4.06     Non-Contravention.....................................................................12
                  4.07     Financial Statements; Undisclosed Liabilities.........................................12
                  4.08     Absence of Certain Changes............................................................13
                  4.09     Properties; Material Leases; Tangible Assets..........................................14
                  4.10     Affiliates............................................................................14
                  4.11     Litigation............................................................................14
                  4.12     Material Contracts....................................................................15
                  4.13     Permits; Required Consents............................................................15
                  4.14     Compliance with Applicable Laws.......................................................15
                  4.15     Employment Agreements; Change in Control; and Employee Benefits.......................15
                  4.16     Labor and Employment Matters..........................................................17
                  4.17     Intellectual Property.................................................................17
                  4.18     Advisory Fees.........................................................................18
                  4.19     Environmental Compliance..............................................................18
                  4.20     Insurance.............................................................................18
                  4.21     Tax Matters...........................................................................18

                                       i

ARTICLE V         BUYER'S REPRESENTATIONS AND WARRANTIES.........................................................19

                  5.01     Organization and Existence............................................................20
                  5.02     Corporate Authorization...............................................................20
                  5.03     Governmental Authorization............................................................20
                  5.04     Non-Contravention.....................................................................20
                  5.05     Litigation............................................................................20

ARTICLE VI        COVENANTS OF SHAREHOLDERS AND THE COMPANY......................................................21

                  6.01     Compliance with Terms of Required Governmental Approvals and
                           Required Contractual Consents.........................................................21

ARTICLE VII       COVENANTS OF ALL PARTIES.......................................................................21

                  7.01     Further Assurances....................................................................21
                  7.02     Confidentiality; Public Announcements.................................................21
                  7.03     Administration of Accounts............................................................21

ARTICLE VIII      CONDITIONS TO CLOSING..........................................................................22

                  8.01     Conditions to Obligation of the Buyer.................................................22
                  8.02     Conditions to Obligation of Shareholders..............................................23

ARTICLE IX        INDEMNIFICATION................................................................................24

                  9.01     Agreement to Indemnify................................................................24
                  9.02     Survival of Representations, Warranties and Covenants.................................25
                  9.03     Claims for Indemnification............................................................25
                  9.04     Defense of Claims.....................................................................26

ARTICLE X         TERMINATION....................................................................................27

                  10.01    Grounds for Termination...............................................................27
                  10.02    Effect of Termination.................................................................27

ARTICLE XI        MISCELLANEOUS..................................................................................28

                  11.01    Notices...............................................................................28
                  11.02    Amendments; No Waivers................................................................29
                  11.03    Expenses..............................................................................29
                  11.04    Successors and Assigns................................................................29
                  11.05    Governing Law.........................................................................29
                  11.06    Counterparts; Effectiveness...........................................................29
                  11.07    Entire Agreement......................................................................30
                  11.08    Captions..............................................................................30
                  11.09    Severability..........................................................................30
                  11.10    Construction..........................................................................30
                  11.11    Arbitration...........................................................................30
                  11.12    Cumulative Remedies...................................................................31
                  11.13    Third Party Beneficiaries.............................................................31

                                       ii



                                    EXHIBITS
                                    --------
Exhibit A ...........................................Schedule of Shareholders
Exhibit B ...........................................Financial Statements
Exhibit C ...........................................Form of Noncompetition Agreement
Exhibit D ...........................................Form of Employment Agreement


                                    SCHEDULES
                                    ---------

Schedule 3.01........................................Share Encumbrances
Schedule 3.02........................................Shareholder Consent Issues
Schedule 4.01........................................Qualifications to do Business
Schedule 4.03(a).....................................Capitalization
Schedule 4.04........................................Subsidiaries
Schedule 4.05........................................Governmental Authorization
Schedule 4.06........................................Non-Contravention
Schedule 4.07(c).....................................Undisclosed Liabilities
Schedule 4.08 .......................................Absence of Certain Changes
Schedule 4.09(a).....................................Encumbrances on Property
Schedule 4.09(c).....................................Real Property
Schedule 4.10 .......................................Related Party Transactions
Schedule 4.11 .......................................Litigation
Schedule 4.12(a).....................................Scheduled Contracts
Schedule 4.12(b).....................................Valid and Binding Contracts
Schedule 4.13(a).....................................Permits
Schedule 4.13(b).....................................Required Consents
Schedule 4.14........................................Compliance with Applicable Law
Schedule 4.15(a).....................................Employment Agreements
Schedule 4.15(b).....................................Benefit Plans
Schedule 4.15(c).....................................Employee Pension Benefit Plans
Schedule 4.16(a).....................................Collective Bargaining Agreements
Schedule 4.16(b).....................................Labor Disputes
Schedule 4.17(a).....................................Intellectual Property Rights
Schedule 4.18........................................Advisors
Schedule 4.19(a).....................................Environmental Permits
Schedule 4.19(b).....................................Compliance with Environmental Law
Schedule 4.19(c).....................................Continuing Compliance with Environmental Law
Schedule 4.20........................................Insurance Policies
Schedule 4.21........................................Tax Matters
Schedule 7.01........................................Further Assurances


                                      iii

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT dated as of July 2, 1999 is by and among Coast Security Mortgage, Inc., a California corporation (the "COMPANY"), the shareholders of the Company (each a "SHAREHOLDER" and collectively the "SHAREHOLDERS"), and First Alliance Corporation, a Delaware corporation (the "BUYER").


                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the business of originating and selling mortgage loans;


                  WHEREAS, each Shareholder owns the number of the issued and outstanding shares (collectively the "SHARES") of capital stock of the Company set opposite such Shareholder's name on EXHIBIT A hereto, which Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Company; and


                  NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

                  "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

                  "BENEFIT ARRANGEMENT" means any material benefit arrangement covering any current or former stockholder, officer, director, employee, Affiliate, consultant or agent of the Company or any ERISA Affiliate of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each incentive bonus or deferred bonus arrangement,
(d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company.

                  "BENEFIT PLAN" means an Employee Benefit Plan or Benefit Arrangement.

                  "BUSINESS" means the business as currently conducted by the Company and its Subsidiaries, including without limitation the business of originating and selling mortgage loans.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

                  "CLOSING NET WORTH" means, as of the Closing Date, the sum of
(i) the stockholder's equity of the Company determined in accordance with GAAP consistently applied and (ii) the amount of Seventy-Five Thousand Dollars ($75,000).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONTRACTS" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company or any of its Subsidiaries is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts.

                  "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

                  "DEBT" means any indebtedness of the Company or any Subsidiary of the Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a Liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of the Company or any Subsidiary of the Company (whether or not such indebtedness is assumed by the Company or any Subsidiary of the Company) and, to the extent not otherwise included, any guaranty by the Company or any Subsidiary of the Company of any indebtedness of any other Person.

                  "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate thereof covering employees or former employees of the Company or any Subsidiary of the Company.

                  "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

                  "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

                  "ENVIRONMENTAL LAWS" means all Applicable Laws relating to Hazardous Substances, toxic torts, occupational health and safety, or the Environment, including without limitation, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act ("TSCA"), and any requirements promulgated pursuant to these Applicable Laws or any analogous state or local Applicable Laws.

                  "ENVIRONMENTAL LIABILITIES" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

                  "EQUIPMENT" means all machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing), other than Inventory.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                  "FISCAL YEAR" means a twelve month period commencing on January 1 of each calendar year.

                  "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof and applied on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "HAZARDOUS SUBSTANCE" means any substance or material: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "pollutant or contaminant," "solid waste," "hazardous waste" or "hazardous substance" under any Applicable Law; or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company or any Subsidiary of the Company; or (iv) the presence of which causes a nuisance, trespass or other tortious condition; (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols
(PCBs) or asbestos.

                  "HOLDBACK" means the sum of One Million Dollars ($1,000,000).

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEMNIFYING PARTY" means: (1) with respect to any Buyer Indemnitee asserting a claim under Sections 9.01 or 11.11, each of the Shareholders; and (2) with respect to any Shareholder Indemnitee asserting a claim under Sections 9.01 or 11.11, the Buyer.

                  "INDEMNITEE" means: (1) each of the Buyer and its Affiliates with respect to any claim for which the Shareholders are an Indemnifying Party under Sections 9.01 or 11.11; and (2) each of the Shareholders and their respective Affiliates with respect to claims for which the Buyer is an Indemnifying Party under Sections 9.01 or 11.11.

                  "IRS" means the Internal Revenue Service.

                  "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

                  "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

                  "MATERIAL ADVERSE EFFECT" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Company, any of its Subsidiaries or the Business that results in a material adverse effect on, or a material adverse change in, the Company and its Subsidiaries, taken as a whole, or the Business, or a material adverse effect on Buyer's ownership of the Shares after the Closing.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 3(37) and 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

                  "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements;
(iv) Liens and Encumbrances specifically identified in the 1999 Balance Sheet;
(v) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; that, with respect to each of clauses (i) through
(v), to the extent that any such Lien arose prior to the date of the Closing Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all Liabilities served thereby have been fully accrued as Debt on the Closing Balance Sheet.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

                  "PRO RATA PORTION" means with respect to each Shareholder, the percentage set forth after such person's name in EXHIBIT A hereto under the column entitled "Percentage of Total Consideration."

                  "PROHIBITED TRANSACTION" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                  "REFERENCE RATE" means the per annum rate of interest publicly announced from time to time by the CoAmerica Bank as its prime rate (or reference rate). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by Applicable Law with respect to such payments under this Agreement.

                  "REQUIRED CONTRACTUAL CONSENT" means, with respect to any Scheduled Contract or Subsequent Material Contract, any consent of any party thereto (other than the Company or any Subsidiary thereof) that is required by the terms thereof or Applicable Law by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid any default thereunder, breach of the terms thereof or material alteration of the terms thereof.

                  "SUBSIDIARY" means, with respect to any Person, (a) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries, and (b) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

                  "TAX" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the Treasury Regulations or comparable or similar provisions of state or local law, or whether by reason of any tax sharing, tax reimbursement or tax indemnification agreement, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

                  "TAX RETURN" means all returns, reports, forms or other information required to be filed with any Taxing Authority.

                  "TOTAL CONSIDERATION" means the remainder that results when
(A) the sum of (i) the amount (if any) to be paid to the Buyer pursuant to
Section 2.04(a) hereof and (ii) the Holdback is subtracted from (B) the sum of
(i) Four Million Dollars ($4,000,000), (ii) the amount (if any) to be paid to the Shareholders pursuant to Section 2.04(b) hereof, and (iii) the amount (if any) to be paid to the Shareholders pursuant to Section 2.04(c) hereof.

                  "U.S. GOVERNMENT" means the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

                  1.02 INDEX OF OTHER DEFINED TERMS. In addition to these terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:



DEFINED TERM                                SECTION         DEFINED TERM                               SECTION
1999 Balance Sheet                          4.07(a)         Insurance Policies                         4.20
AAA                                         11.11(a)        Intellectual Property Rights               4.17(a)
Annual Statements                           4.07(a)         Outside Date                               10.01(d)
Buyer                                       Preamble        Permits                                    4.13(a)
Buyer Indemnitees                           9.01(a)         Proceedings                                4.11(a)
Closing                                     2.02            Proposed Closing Balance Sheet             2.03
Closing Date                                2.02            Required Consents                          4.13(b)
Company                                     Recitals        Required Governmental Approval             4.13(b)
Disputing Party                             11.11(a)        Scheduled Contracts                        4.12(a)
Employment Agreements                       4.15(a)         Selected Firm                              2.03
Encumbrances                                4.09(a)         Share Encumbrances                         3.01
Equity Securities                           4.03(b)         Shareholders                               Preamble
Final Closing Balance Sheet                 2.03            Shareholder Indemnitees                    9.01(c)
Financial Statements                        4.07(a)         Shares                                     Recitals
First Choice                                2.03


                                   ARTICLE II

                                PURCHASE OF STOCK

                  2.01 PURCHASE OF SHARES AND CLOSING DATE PAYMENT. On the terms and subject to the conditions set forth herein, at the Closing the Shareholders shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Share Encumbrances, and Buyer shall purchase, acquire and accept from the Shareholders, the Shares. At the Closing, Buyer shall pay to the Shareholders an amount in cash equal to the remainder that results when the Holdback is subtracted from Four Million Dollars ($4,000,000), with each Shareholder receiving his or her Pro Rata Portion of such amount (it being agreed that no funds will be held back from Brad Chisick's consideration and an additional holdback will apply to Mark Chisick). At the Closing, each Shareholder shall deliver to Buyer certificates evidencing the Shares owned by such Shareholder duly endorsed for transfer and with all transfer stamps attached and such other instruments as may be reasonably requested by Buyer to transfer full legal and beneficial ownership of such Shares to Buyer, free and clear of all Share Encumbrances.

                  2.02 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, Irvine, California, on the second Business Day after the last of the conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Buyer and Shareholders may agree in writing (the "CLOSING DATE").

                  2.03 CALCULATION OF CLOSING NET WORTH. Within ninety (90) days after the Closing Date, Buyer, with the assistance of its representatives, will prepare and present to Shareholders a Closing Balance Sheet setting forth the Closing Net Worth (the "PROPOSED CLOSING BALANCE SHEET"). The parties agree that the Proposed Closing Balance Sheet shall be prepared so that it presents fairly the Closing Net Worth in accordance with GAAP. The Proposed Closing Balance Sheet shall be binding upon the parties to this Agreement unless a majority in interest of the Shareholders gives written notice of disagreement with any of the values or amounts contained therein to Buyer within fifteen (15) Business Days after their receipt of the Proposed Closing Balance Sheet, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and a majority in interest of the Shareholders mutually agree upon the Proposed Closing Balance Sheet within fifteen (15) Business Days after Buyer's delivery of such notice, such agreement shall be binding upon the parties to this Agreement. If Buyer and a majority in interest of the Shareholders are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to an independent accounting firm of national reputation selected by the mutual agreement of Buyer and a majority in interest of the Shareholders (the "SELECTED FIRM") and the resolution of that disagreement shall be final and binding upon the parties hereto for purposes of this Agreement. If Buyer and the Company cannot agree on the Selected Firm, it shall be chosen by Deloitte & Touche LLP and shall be a nationally recognized firm. The Proposed Closing Balance Sheet as finally determined is referred to herein as the "FINAL CLOSING BALANCE SHEET." The fees and disbursements of the Selected Firm shall be paid by Buyer and Shareholders as the Selected Firm, as the case may be, shall determine based upon its assessment of the relative merits of the positions taken by each in any disagreement presented to such firm.

                  2.04     POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

                           (a) If the Closing Net Worth as set forth in the
Final Closing Balance Sheet is LESS than Nine Hundred Thousand Dollars ($900,000), then within five (5) Business Days after the final determination of the Final Closing Balance Sheet, the Shareholders, in their respective Pro Rata Portions, shall reimburse to Buyer an amount equal to such shortfall (together with interest on such shortfall at the Reference Rate in effect from time to time from the Closing Date until the date of such reimbursement) in cash in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof.

                           (b) If the Closing Net Worth as set forth in the
Final Closing Balance Sheet is GREATER than Nine Hundred Thousand Dollars ($900,000), then within five (5) Business Days after the final determination of the Final Closing Balance Sheet, the Buyer shall deliver to the Shareholders an amount equal to such excess (together with interest on such excess at the Reference Rate in effect from time to time from the Closing Date until the date of such reimbursement) in cash in immediately available funds by wire transfer to a bank account designated in writing by each such Shareholder prior to the due date thereof, with each Shareholder receiving his or her Pro Rata Portion of such amount.

                           (c) Subject, with respect to each of Mark Chisick and
Mark Reynolds, to Section 2.04(d) hereof, Buyer will pay the Holdback to the Shareholders by paying, on each of the first, second and third anniversaries of the Closing, each Shareholder their respective Pro Rata Portions of an aggregate payment of $333,333.33 (it being agreed that any Holdback payment otherwise due to Brad Chisick will be paid to Mark Chisick, as no amount is to be held back from Brad Chisick's consideration), together with interest thereon at a per annum rate of 8.50%; provided, however, that such payments may first be used by Buyer to satisfy any outstanding indemnification obligations under Article IX hereof.

                           (d) Buyer's obligation to make any payment of any
portion of the Holdback that may be due to each of Mark Chisick and Mark Reynolds, in their respective capacities as Shareholders, will be subject to the following:

         (i) if either such individual terminates his employment with the Company prior to the scheduled payment of any portion of the Holdback, then Buyer's obligation to make any payment of any portion of the Holdback that may be due to such individual will immediately cease upon the date of such termination;

         (ii) if the Company, prior to the scheduled payment of any portion of the Holdback, terminates the employment of either such individual with the Company without Cause (as defined in the employment agreement between such individual and the Company entered into concurrently herewith), then Buyer's obligation to pay such individual the portion of the Holdback that may become due to such individual over the course of the scheduled payment of the Holdback will immediately be accelerated and become due and payable on such date of termination; and

         (iii) if the Company, prior to the scheduled payment of any portion of the Holdback, terminates the employment of either such individual with the Company with Cause (as defined in the employment agreement between such individual and the Company entered into concurrently herewith), then Buyer's obligation to pay such individual the portion of the Holdback that may become due to such individual over the course of the scheduled payment of the Holdback will remain outstanding, with payments to be made (subject to claims and offsets as set forth herein) on the schedule set forth in Section 2.04(c).

                           (e) If Buyer's obligation to make any payment of any
portion of the Holdback is reduced due to the operation of Section 2.04(d), the Holdback will be reduced and the other Shareholders shall not be entitled to receive any amount of the Holdback greater than their respective Pro Rata Portion of the annual payment described above in Section 2.04(c).

                           (f) Any amounts due pursuant to Sections 2.04(a), (b)
or (c) will be netted against or with each other (if identified as payable within the same periods) and against or with any amounts identified, as of such date, as being due and payable under Article IX hereof.

                                   ARTICLE III

                        REPRESENTATIONS REGARDING SHARES

                  Each Shareholder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to Buyer as follows with respect to himself and the Shares indicated on EXHIBIT A as being owned by him:


                  3.01 TITLE. Such Shareholder is the sole owner of record and beneficial owner of the Shares indicated in EXHIBIT A as being owned by such Shareholder; except as disclosed on SCHEDULE 3.01, such Shares are free and clear of all liens, charges, claims, options, pledges, rights of other parties, voting trusts, proxies, stockholder or similar agreements, encumbrances or restrictions of any nature whatsoever (collectively "SHARE ENCUMBRANCES"); and such Shareholder has the full and unrestricted right, power and authority to sell and transfer such Shares to Buyer. Upon delivery of such Shares to Buyer and payment by Buyer to the Company of the consideration therefor, Buyer will acquire good and marketable title to and complete ownership of such Shares, free and clear of any Share Encumbrance of any nature whatsoever.

                  3.02 AUTHORITY; ENFORCEABILITY. Such Shareholder now has, and at the Closing will have, full right and power and all authorizations and approvals required by Applicable Law, and by any agreement or instrument to which such Shareholder is a party, to sell, transfer and deliver the Shares indicated in EXHIBIT A as being owned by such Shareholder free and clear of any Share Encumbrance of any nature whatsoever. This Agreement is legally binding on and enforceable against such Shareholder in accordance with its terms except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby (x) do not require the consent, waiver, approval, license or other authorization of any Person, except those which have been or will be prior to the Closing duly obtained and which are listed on
SCHEDULE 3.02 with respect to such Shareholder, (y) do not violate, with or without the giving of notice or the passage of time or both, any provision of law applicable to such Shareholder which violation would in any way adversely affect such Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Shares, free and clear of any Share Encumbrance of any nature whatsoever or would have a Material Adverse Effect, and (z) do not conflict with, result in the termination of any provisions of, or constitute a default under, or accelerate any obligations arising under, or result in the creation of any Share Encumbrance upon the Shares pursuant to, or otherwise adversely affect, any lease, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which such Shareholder is a party or by which such Shareholder or any of his assets is bound, which conflict, termination, default, acceleration, Share Encumbrance or other event would in any way adversely affect such Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Shares, free and clear of any Share Encumbrance of any nature whatsoever, or would have a Material Adverse Effect.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
                              AND ITS SUBSIDIARIES

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Company and each Shareholder, represent and warrant, as of the date of this Agreement and as of the Closing Date, to Buyer as follows:


                  4.01 EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state set forth after the Company's name on SCHEDULE 4.01 hereto and has all corporate power and all governmental licenses, governmental authorizations, governmental consents and governmental approvals required to carry on the Business as now conducted by it and to own and operate the Business as now owned and operated by it. The Company is not required to be qualified to conduct business in any state other than: (a) the states set forth with respect to the Company in SCHEDULE 4.01, in which states the Company is duly qualified to do business and in good standing, and (b) such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.02 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation thereby of the transactions contemplated hereby are within the Company's powers and have been duly authorized by all necessary corporate action on its part. This Agreement has been duly and validly executed by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  4.03     CAPITAL STOCK.

                           (a) The authorized, issued and outstanding capital
stock of the Company is as set forth in SCHEDULE 4.03(a) and EXHIBIT A.

                           (b) All such issued and outstanding shares of capital
stock of the Company have been validly authorized and issued and are validly outstanding, fully paid and nonassessable and were not issued in violation of any preemptive rights. The Company does not hold any of its issued and outstanding shares of capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants, rights of first refusal or other rights to purchase from the Company or any of the Shareholders any capital stock of the Company, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company (such options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "EQUITY SECURITIES"). There is no contract, right or option outstanding to require the Company or any Subsidiary of the Company to redeem, purchase or otherwise reacquire any Equity Securities of the Company or any Subsidiary of the Company, and there are no preemptive rights with respect to any Equity Securities of the Company or any Subsidiary of the Company.

                  4.04 SUBSIDIARIES. SCHEDULE 4.04 sets forth a complete list of each direct or indirect Subsidiary of the Company, its jurisdiction of organization, the authorized capital stock of each such Subsidiary, the number of shares of outstanding capital stock of each such Subsidiary and the owners thereof. All such issued and outstanding shares of capital stock of each such Subsidiary have been validly authorized and issued and are validly outstanding, fully paid and nonassessable and were not issued in violation of any preemptive rights. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and all material governmental licenses, governmental authorizations, governmental consents and governmental approvals required to carry on the Business as now conducted by such Subsidiary and to own and operate the Business as now owned and operated by such Subsidiary. Except as disclosed in SCHEDULE 4.04, no Subsidiary holds any of its issued and outstanding shares of capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any Equity Securities of or with respect to such Subsidiary. The Company owns, directly or indirectly, free and clear of all Share Encumbrances, all of the outstanding capital stock or other Equity Securities of each of its Subsidiaries identified in SCHEDULE 4.04, except as otherwise disclosed in SCHEDULE 4.04. No Subsidiary is required to be qualified to conduct business in any state other than: (a) the states set forth in
SCHEDULE 4.04, in which states the relevant Subsidiary is duly qualified and in good standing, and (b) such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.05 GOVERNMENTAL AUTHORIZATION. To the knowledge of the Company and the Shareholders, the execution, delivery and performance by the Company and Shareholders of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act and (b) the actions, consents, approvals or filings, if any, set forth on SCHEDULE 4.05 hereto. To the knowledge of the Company and Shareholders, there are no facts relating to the identity or circumstances of the Company or any of its Subsidiaries that would prevent or materially delay obtaining any of the Required Consents.

                  4.06 NON-CONTRAVENTION. Except as set forth on SCHEDULE 4.06, the execution, delivery and performance of this Agreement by the Company and Shareholders do not and will not (a) contravene or conflict with the Articles of Incorporation or Bylaws of the Company or any Subsidiary of the Company; (b) result in the creation or imposition of any Lien on any of the assets of the Company or any of its Subsidiaries; or (c) to the knowledge of the Company and the Shareholders, assuming receipt of the Required Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Company, any of its Subsidiaries, the Business or the Shares.

                  4.07     FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                           (a) Attached hereto as EXHIBIT B are true and
complete copies of the consolidated balance sheets and related consolidated statements of operations and retained earnings and of consolidated cash flows for the Company and its Subsidiaries for the years ended 1996 , 1997 and 1998, in each case audited by Hausmaniger, Benoe, Lang & Alford ("HBLA") (the "ANNUAL STATEMENTS") and the balance sheets and related statements of operations for the four (4) months ended April 30, 1999 (collectively, the "INTERIM STATEMENTS" and, together with the Annual Statements, the "FINANCIAL STATEMENTS"). The April 30, 1999 balance sheet is referred to herein as the "1999 BALANCE SHEET."

                           (b) To the knowledge of the Company and the
Shareholders, each of the Financial Statements (i) has been prepared based on the books and records of the Company and its Subsidiaries in accordance with GAAP and the Company's normal accounting practices, consistent with past practice and with each other, and present fairly the consolidated financial condition, consolidated results of operations and consolidated statements of cash flow of the Company and its Subsidiaries as of the dates indicated or the periods indicated; (ii) contains and reflects all necessary adjustments, accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statement; (iii) to the extent applicable, contains and reflects adequate provisions for all reasonably anticipated liabilities for all Taxes, federal, state, local or foreign, with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Company and its Subsidiaries, contains and reflects adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

                           (c) Except as set forth on SCHEDULE 4.07(C), there
are no Liabilities of the Company or any Subsidiary of the Company other than:
(i) any Liability accrued as a Liability on the 1999 Balance Sheet and (ii) Liabilities incurred since the date of the 1999 Balance Sheet that do not, and will not, individually or in the aggregate have a Material Adverse Effect.

                           (d) The Company and its Subsidiaries have good and
marketable title to all assets set forth on the balance sheets included in the Financial Statements, except for such assets as have been sold, transferred or otherwise disposed of in the ordinary course of business since the date of such balance sheets.

                  4.08 ABSENCE OF CERTAIN CHANGES. Except as set forth on
SCHEDULE 4.08 or as otherwise disclosed in this Agreement, since the date of the 1999 Balance Sheet, the Business has been conducted in the ordinary course, and there has not been:


                           (a) any event, occurrence, state of circumstances or
facts or change in the Company or any Subsidiary of the Company or in the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect;

                           (b) any incurrence, assumption or guarantee of any
indebtedness for borrowed money by the Company or any Subsidiary of the Company in connection with the Business or otherwise;

                           (c) any (i) payments by the Company or any Subsidiary
of the Company in respect of Debt of the Company or any Subsidiary of the Company or in satisfaction of any Liabilities of the Company or any Subsidiary of the Company related to the Business, other than in the ordinary course of business or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any assets reflected on the 1999 Balance Sheet, other than Permitted Liens;

                           (d) any (i) commitment made, or any Contract entered
into, by the Company or any Subsidiary of the Company, including any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets which exceed Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate, (ii) waiver, amendment, termination or cancellation of any Contract by the Company or any Subsidiary of the Company, or (iii) any relinquishment of any rights thereunder by the Company or any Subsidiary of the Company or of any other right or debt owed to the Company or any Subsidiary of the Company, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

                           (e) any material change in any compensation
arrangement or agreement with any director, officer, stockholder or employee of the Company or any Subsidiary of the Company;

                           (f) any change by the Company or any Subsidiary of
the Company in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by the Company or any of its Subsidiaries of its current practices with regards to sales, receivables, payables or accrued expenses;

                           (g) any sale, assignment, transfer, lease or other
disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of Twenty Five Thousand Dollars ($25,000) in the aggregate other than in the ordinary course of business;

                           (h) any loan to or guarantee or assumption of any
loan or obligation on behalf of any director, officer, stockholder or employee of the Company or any Subsidiary of the Company, except travel advances occurring in the ordinary course of business; or

                           (i) any labor dispute or any activity or proceeding
by a labor union or representative thereof to organize any employees of the Company or any Subsidiary of the Company, who were not subject to a collective bargaining agreement at the date of the 1999 Balance Sheet, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees.

                  4.09 PROPERTIES; MATERIAL LEASES; TANGIBLE ASSETS.


                           (a) The Company and each of its Subsidiaries has a
good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of the tangible properties and assets reflected on the 1999 Balance Sheet. Except as disclosed in SCHEDULE 4.09(a), the Company or one of its Subsidiaries holds title to each such property and asset free and clear of all Liens, adverse claims, or any other rights of others or other adverse interests of any kind (collectively, "ENCUMBRANCES"), except Permitted Liens.

                           (b) All tangible properties and assets reflected on
the 1999 Balance Sheet are in all material respects in reasonably serviceable operating condition and repair and are adequate for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted.

                           (c) SCHEDULE 4.09(c) sets forth a true and complete
list of all real property owned or leased by the Company or any Subsidiary thereof, including the location of, and a brief description of the nature of the activities conducted on, such real property.

                  4.10 AFFILIATES. Except as set forth in SCHEDULE 4.10, neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company and Shareholders, any stockholder of the Company or any such Subsidiary nor any of its officers or directors (or any immediate family member of any such officer or director), now has or at any time subsequent to December 31, 1996, either directly or indirectly had a material interest in:


                           (a) any Person (except for the Company or its
Affiliates) which furnishes or sells or during such period furnished or sold services or products to the Company or any Subsidiary of the Company or purchases or during such period purchased from the Company or any Subsidiary of the Company any goods or services, or otherwise does or during such period did business with the Company or any such Subsidiary; or

                           (b) any contract, commitment or agreement to which
the Company or any Subsidiary of the Company is or during such period was a party or under which any of them is or was obligated or bound or to which any of its properties may be or may have been subject.

                  4.11 LITIGATION. Except as disclosed on SCHEDULE 4.11, (i) there are no actions, suits, claims in writing, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "PROCEEDINGS") pending or, to the knowledge of the Company and Shareholders, threatened, against or by the Company, any Subsidiary of the Company, the Business or the Shares or which seeks to enjoin or rescind the transactions contemplated by this Agreement; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming the Company, any of its Subsidiaries or any Shareholder as an affected party.

                  4.12 MATERIAL CONTRACTS.

                           (a) Schedule 4.12(a) sets forth a complete list of
all existing contracts, leases, commitments and obligations (whether written or oral) of the Company and each Subsidiary of the Company that are material to the Company and its Subsidiaries, taken as a whole, or the Business (collectively with the Employment Agreements, the "SCHEDULED CONTRACTS"), including without limitation, each agreement or arrangement of the Company or any Subsidiary of the Company that requires the payment or incurrence of Liabilities, or the rendering of services, by the Company or any Subsidiary, subsequent to the date of this Agreement of more than Twenty Thousand Dollars ($20,000).

                           (b) The Company and Shareholders have made true and
correct copies of all such Scheduled Contracts available to Buyer. Except as disclosed in SCHEDULE 4.12(b), each Scheduled Contract is a legal, valid and binding obligation of the Company or a Subsidiary of the Company, as the case may be, and to the knowledge of the Company and the Shareholders, each other party thereto, enforceable against each such party thereto in accordance with its terms, and neither the Company or any Subsidiary nor any other party thereto is in material default thereunder.

                  4.13 PERMITS; REQUIRED CONSENTS.


                           (a) SCHEDULE 4.13(a) sets forth all material
approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Business in substantially the same manner as currently operated or affecting or relating in any way to the Business, except for any of the foregoing the absence or loss of which would not have a Material Adverse Effect (the "PERMITS").

                           (b) SCHEDULE 4.13(b) lists (i) each governmental or
other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver known to the Company and the Shareholders to be required under Applicable Law to be obtained by the Company, a Subsidiary of the Company or any of the Shareholders by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit or otherwise (each, a "REQUIRED GOVERNMENTAL APPROVAL" and collectively with the Required Contractual Consents, the "REQUIRED CONSENTS"). Except as set forth in SCHEDULE 4.13(b), each Permit is valid and in full force and effect in all material respects, and none of the material Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

                  4.14 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in
SCHEDULE 4.14, neither the Company nor any of its Subsidiaries has violated or infringed, nor is either in violation or infringement of, any Applicable Law (including Applicable Laws relating to the use and operation of all real property used in the Business) or any order, writ, injunction or decree of any Governmental Authority, except for any such violation or infringement which would not have a Material Adverse Effect.

                  4.15 EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL; AND EMPLOYEE
                       BENEFITS.

                           (a) SCHEDULE 4.15(a) sets forth all written
employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "EMPLOYMENT AGREEMENTS") between the Company or a Subsidiary of the Company, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of the Company or a Subsidiary of the Company or any consultant or agent of the Company or a Subsidiary of the Company, on the other hand, that are currently in effect. Except as set forth on SCHEDULE 4.15(a), there are no Employment Agreements or any other similar agreements to which the Company or any Subsidiary of the Company is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company, a Subsidiary of the Company or Buyer, or any consent or waiver from any stockholder, officer, director, employee or Affiliate of the Company or a Subsidiary of the Company or any consultant or agent of the Company, a Subsidiary of the Company or Buyer, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee or Affiliate of the Company or a Subsidiary of the Company or any consultant or agent of the Company or a Subsidiary of the Company under any such Employment Agreement or other similar agreement.

                           (b) SCHEDULE 4.15(b) sets forth all Benefit Plans of
the Company and each of its Subsidiaries. With respect to each such Benefit Plan, the Company and Shareholders have made available to Buyer true and correct copies of (i) all governing instruments and related agreements, including, a written description of any Benefit Plan not set forth in writing, (ii) the three
(3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan, (iii) the most recent IRS determination letter obtained with respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code and (iv) the most recently prepared financial statements of each Benefit Plan.

                           (c) Except as set forth on SCHEDULE 4.15(c), neither
the Company, any Subsidiary of the Company, nor any of their ERISA Affiliates sponsors or, within the last five years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan. Neither the Company, any Subsidiary of the Company, nor any of their ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or to a Multiple Employer Plan.

                           (d) No individual shall accrue or receive additional
benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                           (e) Each Benefit Plan has been maintained in all
material respects, by its terms and in operation, in accordance with ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction that could have a Material Adverse Effect. With respect to any Employee Benefit Plan, (i) neither the Company, a Subsidiary of the Company, nor any of their ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Shareholders, is there a basis for any such claim and (ii) no officer, director or employee of the Company or a Subsidiary of the Company has committed a material breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding pending or, to the knowledge of the Company and Shareholders, threatened, involving any Benefit Plan by any Person, or by the IRS, the United States Department of Labor or any other Governmental Authority against such Benefit Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate.

                           (f) In accordance with Applicable Law, each Benefit
Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination. The Company, each Subsidiary of the Company and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Benefit Plan and Applicable Law, and the Company, each Subsidiary of the Company and their ERISA Affiliates shall continue to do so through the Closing.

                           (g) The Company, each Subsidiary of the Company and
their ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code. Neither the Company nor any Subsidiary of the Company is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan or any agreement or understanding, other than as required by Applicable Law.

                  4.16 LABOR AND EMPLOYMENT MATTERS.


                           (a) Except as set forth on SCHEDULE 4.16(a), no
collective bargaining agreement exists that is binding on the Company or any Subsidiary of the Company and, except as described on SCHEDULE 4.16(a), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. SCHEDULE 4.16(a) describes any organizational effort that, to the knowledge of the Company and the Shareholders, is currently being made or threatened or has been made since January 1, 1996 by or on behalf of any labor union to organize any employees of the Company or any Subsidiary of the Company.

                           (b) Except as set forth on SCHEDULE 4.16(b), (i)
there is no labor strike, slow down or stoppage pending or, to the Company's and Shareholders' knowledge, threatened, against or directly affecting the Company or any Subsidiary of the Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the knowledge of the Company and the Shareholders, no claims therefor exist; and
(iii) neither the Company, any Subsidiary of the Company nor any Shareholder nor any of their respective Affiliates has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or any Subsidiary of the Company.

                  4.17 INTELLECTUAL PROPERTY. SCHEDULE 4.17(a) sets forth a complete and correct list of all legally recognized intellectual property rights relating to the Company or any Subsidiary of the Company or the Business (the "INTELLECTUAL PROPERTY Rights"). With respect to all Intellectual Property Rights which are material to the conduct of the Business in the manner that the Business has heretofore been conducted, and except as set forth in SCHEDULE 4.17(a), (i) the Company or one of its Subsidiaries either owns the entire right, title and interest in, to and under, or has acquired an express or an implied license to use, all such Intellectual Property Rights; (ii) to the knowledge of the Shareholders and the Company, no Proceeding has been instituted or is pending against the Company or any of its Subsidiaries that involved or may involve a claim of infringement by any Person (including any Governmental Authority) of any such Intellectual Property Right; (iii) to the knowledge of the Shareholders and the Company, no such Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any Subsidiary, or restricting the licensing thereof by the Company or such Subsidiary to any Person; and (iv) to the knowledge of the Shareholders and the Company, the current use of such Intellectual Property Rights does not conflict with, infringe upon or violate any legally recognized intellectual property rights of any Person.

                  4.18 ADVISORY FEES. Except as set forth on SCHEDULE 4.18, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company, any Subsidiary of the Company or any Shareholder who is entitled to any fee, commission or reimbursement of expenses from the Company or any Subsidiary of the Company or the Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or otherwise.

                  4.19 ENVIRONMENTAL COMPLIANCE.

                           (a) Except as disclosed in SCHEDULE 4.19(a), the
Company and its Subsidiaries have obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law. SCHEDULE 4.19(a) sets forth all material permits, licenses and other authorizations issued under any Environmental Law relating to the Company, a Subsidiary of the Company or the Business.

                           (b) Except as set forth in SCHEDULE 4.19(b), the
Company and its Subsidiaries are in compliance with all material terms and conditions of all Permits of all Governmental Authorities (and all other Persons) required under all Environmental Laws that are used in the Business or that relate to the Company or any Subsidiary of the Company. The Company and its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                           (c) Except as set forth in SCHEDULE 4.19(c), there
are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company, any Subsidiary of the Company or the Business that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (iii) resulting from exposure to workplace hazards.

                           (d) The Company and its Subsidiaries have delivered
to Buyer all environmental documents, studies and reports relating to: (i) any facilities or real property ever owned, operated or leased by the Company or its Subsidiaries; or (ii) any Environmental Liability of the Business, the Company or any of its Subsidiaries.

                  4.20 INSURANCE. Set forth in SCHEDULE 4.20 is a complete and correct list of all insurance policies of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage.

                  4.21 TAX MATTERS.

                  Except as set forth on SCHEDULE 4.21:

                  (a) the Company and each of its Subsidiaries has timely filed all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete in all respects; none of such Tax Returns contains, or will contain, a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

                  (b) all Taxes due and payable by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full and all unpaid Taxes attributable to any period prior to the Closing Date have been fully reserved for on the financial statements of the Company and its Subsidiaries.

                  (c) neither the Company nor any Subsidiary has received notice that the IRS or any other taxing authority has asserted against the Company or any such Subsidiary any deficiency in Taxes or claim for additional Taxes in connection with any tax period;

                  (d) all Tax deficiencies asserted or assessed against the Company or any such Subsidiary have been paid or finally settled and no issue has been raised by the IRS or any other taxing authority in any examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to periods prior to the Closing which have not been examined by the IRS or any other taxing authority;

                  (e) there is no pending or, to the knowledge of the Company and the Shareholders, threatened, action, audit, proceeding or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by the Company or any such Subsidiary with respect to Taxes previously paid;

                  (f) the Company and each of its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

                  (g) neither the Company nor any Subsidiary has waived any statute of limitations with respect to, or any extension of a period for the assessment of or the filing of a return with respect to, any Tax; and

                  (h) neither the Company nor any Subsidiary has been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and there are no tax sharing agreements in effect between the Company or any Subsidiary of the Company and any other Person.

                                    ARTICLE V

                     BUYER'S REPRESENTATIONS AND WARRANTIES

                  As an inducement to Company and Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to Shareholders that:

                  5.01 ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where in the aggregate the failure to be so qualified is not, and is not reasonably expected to become, material.

                  5.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms, except (a) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (c) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  5.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act; (b) filings required to be made after the Closing under the Securities Act or state securities laws; and (c) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

                  5.04 NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement does not and will not (a) contravene or conflict with the Certificate of Incorporation or the Bylaws of Buyer, true, correct and complete copies of each of which have been delivered to the Company and Shareholders by Buyer, (b) contravene or constitute a default under any material agreement to which Buyer is a party, or (c) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Buyer.

                  5.05 LITIGATION. There is no Proceeding pending against, or to the best knowledge of the Buyer, threatened against or affecting, the Buyer before any court or arbitrator or any governmental body, agency or official that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                                   ARTICLE VI

                    COVENANTS OF SHAREHOLDERS AND THE COMPANY

                      Each of the Shareholders and the Company, jointly and severally, agree that:


                  6.01 COMPLIANCE WITH TERMS OF REQUIRED GOVERNMENTAL APPROVALS AND REQUIRED CONTRACTUAL CONSENTS. On and after the Closing Date, Shareholders shall comply at their own expense with all conditions and requirements applicable to any of them set forth in (a) each Required Governmental Approval to the extent necessary such that all such Required Governmental Approvals will remain in full force and effect assuming continued compliance with the terms thereof by Buyer and (b) each Required Contractual Consent to the extent necessary such that all such Required Contractual Consents will remain effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Buyer.

                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

                      The parties hereto agree that:


                  7.01 FURTHER ASSURANCES. The Buyer, the Company and Shareholders agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with all Governmental Authorities) except as provided in SCHEDULE 7.01, in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby (including, by way of illustration only, any payment in connection with obtaining the Required Consents) other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions.

                  7.02 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. The parties hereto agree to use their best efforts to keep this Agreement and the execution and terms hereof confidential, and will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. Either party may, however, disclose such matters to its directors, officers, executive employees and professional advisors and those of prospective financing sources to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. If for any reason such transactions shall not be consummated, each party will return all such information (including all copies thereof) regarding the other, to the other party. The foregoing obligations of confidentiality in this SECTION 7.02 do not pertain to the disclosure of information which is available publicly, is required to be disclosed by any court or either party discloses, upon advice of counsel, in order to comply with Applicable Law. The parties hereto recognize and agree that in the event of a breach by a party of this section, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this section, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under Applicable Law.

                  7.03 ADMINISTRATION OF ACCOUNTS. All payments and reimbursements received by any Shareholder or any Affiliate thereof after the Closing Date from any third party made out to, in the name of or to the Company or any Subsidiary thereof in connection with or arising out of any business of the Company or any Subsidiary of the Company, including without limitation the Business, shall, immediately upon receipt by such Shareholder or Affiliate of any such payment or reimbursement, be paid, or caused to be paid, over to the Company or the appropriate Subsidiary of the Company the amount of such payment or reimbursement without right of set off.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  8.01 CONDITIONS TO OBLIGATION OF THE BUYER. The obligations of the Buyer to consummate the Closing are subject to the satisfaction of each of the following conditions:

                           (a) (i) the Company and Shareholders shall each have
performed and satisfied each of their respective obligations hereunder required to be performed and satisfied by either of them on or prior to the Closing Date,
(ii) each of the representations and warranties of the Company and Shareholders contained herein shall have been true, correct and complete when made and shall be true, correct and complete at and as of the Closing with the same force and effect as if made as of the Closing, and (iii) the Buyer shall have received certificates signed by each Shareholder and a duly authorized executive officer of the Company to the foregoing effect and to the effect that the conditions specified within this Section 8.01 have been satisfied.

                           (b) All Required Governmental Approvals and Required
Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                           (c) The transactions contemplated by this Agreement
and the consummation of the Closing shall not violate any Applicable Law. There shall be no actions or Proceedings underway or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the sale of the Shares contemplated hereby or the consummation of the Closing, or to impose conditions that would be reasonably likely to have a Material Adverse Effect.

                           (d) Since the date hereof, there shall not have been
any event, occurrence, development or state of circumstances or facts or change in the Company, its Subsidiaries or the Business affecting the Company, its Subsidiaries or the Business that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect.

                           (e) Each of Mark Chisick and Mark Reynolds shall have
executed and delivered to Buyer a Noncompetition Agreement substantially in the form of EXHIBIT C hereto.

                           (f) Each of Mark Chisick and Mark Reynolds shall have
executed and delivered to Buyer an Employment Agreement substantially in the form of EXHIBIT D hereto.

                           (g) Buyer shall have received an opinion of counsel
from Payne & Fears LLP, counsel to the Company and Shareholders, dated the Closing Date, reasonably satisfactory to Buyer, which opinion shall state, if Buyer so requests, that Buyer's lenders or other financing sources may rely on such opinion as if it were addressed directly to such parties.

                           (h) All Shareholders and their respective Affiliates,
if requested by Buyer, shall have executed and delivered to Buyer terminations of any agreements between such Persons and the Company at no cost.

                           (i) Buyer shall have obtained, on terms acceptable to
Buyer, financing sufficient to consummate the transactions contemplated by this Agreement.

                           (j) Buyer shall have obtained lessor consents and
estoppels with respect to all real property leased by the Company and its Subsidiaries and evidence of title insurance reasonably satisfactory to Buyer with respect to all real property owned by the Company and its Subsidiaries.

                  8.02 CONDITIONS TO OBLIGATION OF SHAREHOLDERS. The obligations of Shareholders to consummate the Closing are subject to the satisfaction of each of the following conditions unless waived by the Shareholders:


                           (a) (i) The Buyer shall have performed and satisfied
each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date; (ii) each of the representations and warranties of Buyer contained herein shall have been true, correct and complete when made and shall be true, correct and complete at and as of the Closing with the same force and effect as if made as of the Closing and (iii) the Shareholders shall have received a certificate signed by a duly authorized executive officer of Buyer to the foregoing effect and to the effect that the conditions specified within this Section 8.02 have been satisfied.

                           (b) All Required Governmental Approvals and Required
Contractual Consents shall have been obtained without condition, and shall be in full force and effect. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law, any Required Contractual Consent or any Required Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                           (c) The sale and transfer contemplated by this
Agreement and the consummation of the Closing shall not violate any Applicable Law. There shall be no Proceedings underway or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or seeking to materially restrict, prohibit or condition the transfer contemplated hereby or the consummation of the Closing.

                           (d) Shareholders shall have received an opinion of
counsel from Gibson, Dunn & Crutcher LLP, counsel to the Buyer, dated the Closing Date, reasonably satisfactory to the Shareholders.

                           (e) Buyer shall have executed and delivered to each
of Mark Chisick and Mark Reynolds the Employment Agreement in the form included in EXHIBIT D hereto.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.01     AGREEMENT TO INDEMNIFY.

                           (a) Buyer and its Affiliates (collectively, the
"BUYER INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by each Shareholder in respect of any and all Damages reasonably and proximately incurred by any Buyer Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty made by such Shareholder in Article III hereof.

                           (b) Each Buyer Indemnitee shall be indemnified and
held harmless to the extent set forth in this Article IX by the Shareholders severally in their respective Pro Rata Portions in respect of any and all Damages reasonably and proximately incurred by any Buyer Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made in this Agreement by the Company (other than in Article III) prior to the Closing or by the Shareholders at any time; PROVIDED, HOWEVER, that Shareholders shall have no obligation under this Section 9.01(b) unless and until the aggregate amount of Damages so incurred exceeds Fifty Thousand Dollars ($50,000), whereupon Shareholders shall be liable to indemnify for their respective Pro Rata Portions of all amounts over Fifty Thousand Dollars ($50,000); PROVIDED, FURTHER, that the immediately preceding PROVISO shall not be applicable with respect to any amounts that may be payable to Buyer by the Shareholders in respect of any breach described in clauses (i),
(ii) or (iii) of Section 9.02(b).

                           (c) Shareholders and their respective Affiliates
(collectively, the "SHAREHOLDER INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this Article IX by Buyer in respect of any and all Damages reasonably and proximately incurred by any Shareholder Indemnitee as a result of (i) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement; and (ii) all liabilities related to the conduct, operation and ownership of the Business during any period after the Closing.

                           (d) Except as set forth in Sections 9.01(a) and (b)
with respect to Shareholders and except to the extent of confidentiality provisions in this Agreement, no Person shall have any claim or cause of action as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of any Indemnifying Party referred to in this Section 9.01 against any Affiliate, stockholder, director, officer, employee, consultant or agent of such Indemnifying Party. Nothing set forth in this Article IX shall be deemed to prohibit or limit any Buyer Indemnitee's or Shareholder Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

                           (e) The maximum aggregate liability of each
Shareholder to indemnify the Buyer Indemnitees under this Article IX shall not exceed such Shareholder's Pro Rata Portion of Two Million Dollars ($2,000,000).

                           (f) Any indemnification of any Buyer Indemnitee may,
but is not required to, be effected by one or more offsets of Buyer's obligation to (i) make any post-closing payment described in Sections 2.04(a), (b) or (c) or Section 2.05 hereof, provided, however, that the remedies available to any Buyer Indemnitee pursuant to this Article IX shall in no way be limited to such rights of offset.

                  9.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.


                           (a) Except as herein after provided in this Section
9.02, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Shareholder Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on the second anniversary of the Closing Date, except for covenants or obligations which by their terms shall be performed after the Closing which shall survive the Closing and not expire unless otherwise provided in this Agreement. Notwithstanding anything herein to the contrary, indemnification for claims for which written notice as provided in Section 9.04 has been timely given shall not expire until the final resolution of such claim in accordance with Section 11.11.

                           (b) Notwithstanding Section 9.02(a), each of the
following representations, warranties, covenants, agreements and obligations of the Company and Shareholders as Indemnifying Parties shall survive the Closing Date until the thirty (30) days after the expiration of any applicable statute of limitations, including extensions thereof: (i) the inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Company prior to the Closing or Shareholders at any time in this Agreement arising out of fraud, gross negligence or willful misconduct;
(ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made in Article III or in Sections 4.02, 4.03, 4.18, 4.19 or 4.21 regardless of whether such inaccuracy or misrepresentation or breach arises out of fraud, gross negligence or willful misconduct; and (iii) the breach or failure to perform by Shareholders after the Closing Date of any of the covenants, agreements or obligations of such Person contained in this Agreement or in the Exhibits attached hereto which by their terms shall be performed after the Closing.

                           (c) Notwithstanding Section 9.02(a), each of the
following representations, warranties, covenants, agreements and obligations of Buyer as an Indemnifying Party shall survive the Closing Date until the expiration of the applicable statute of limitations, including extensions thereof: (i) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement arising out of fraud, gross negligence or willful misconduct; (ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made in Sections 5.01 and 5.02, regardless of whether such inaccuracy or misrepresentation or breach arises out of fraud, gross negligence or willful misconduct; and (iii) the breach or failure to perform by Buyer after the Closing Date of any of the covenants, agreements or obligations of Buyer contained in this Agreement or in the Exhibits attached hereto which by their terms shall be performed after the Closing.

                  9.03 CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this
Article IX in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Parties prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by Section 9.02(a) or (b), as the case may be, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Parties to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Parties shall have only the twenty (20) Business Day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Parties shall have twenty (20) Business Days following its receipt of such notice either (y) to acquiesce in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Parties do not object thereto within such twenty (20) Business Day period, such Indemnifying Parties shall be deemed to acquiesced in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article IX.

                  9.04 DEFENSE OF CLAIMS. In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Parties may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy their respective Pro Rata Portions of such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.04, the Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Indemnitee; PROVIDED, HOWEVER, that the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitees prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release such Indemnitee from any liability in such matter; PROVIDED, FURTHER, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and PROVIDED, FURTHER, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.04. If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.04, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                                    ARTICLE X

                                   TERMINATION

                  10.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (a) by mutual written agreement of all of the parties
hereto;

                           (b) by either Buyer or the Shareholders at any time
by written notice if there shall have been (1) any one or more material inaccuracies or material misrepresentations in or material breaches of the representations or warranties made by the other party hereto contained herein which have had or, if not cured prior to the Closing Date, could be reasonably expected to have, a Material Adverse Affect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties or (2) a failure by the other party hereto to perform and satisfy in any material respect and in a timely fashion any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date, or a failure by such party to perform and satisfy any other obligations under this Agreement if the aggregate of all such other failures shall be material; PROVIDED, HOWEVER, that a termination pursuant to this Section 10.01(b) shall become effective (i) fifteen (15) days after notice with respect to a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date is given, or (ii) immediately prior to the Closing with respect to a misrepresentation or breach that is capable of being cured, but is not cured, on or immediately prior to the Closing Date;

                           (c) by Buyer or the Shareholders if any Federal,
state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable; and

                           (d) by the Buyer, or by the Shareholders, if the
Closing shall not have been consummated by July 31, 1999 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that neither the Buyer nor Shareholders may terminate this Agreement pursuant to this Section 10.01(d) if the Closing shall not have been consummated within such time period by reason of the failure of such party (which, with respect to Shareholders, shall mean any of Shareholders or the Company or any of its Subsidiaries), or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

                  10.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 10.01 such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 10.02. If one party to this Agreement (i) willfully fails to fulfill a condition to the other's performance of its obligations hereunder, (ii) fails to perform a covenant contained herein, (iii) willfully breaches this Agreement or (iv) materially breaches any of its representations and warranties contained herein, such party shall be fully responsible for all damages and expenses incurred by the other party to this Agreement as a result of such breach or failure. The provisions of Sections 7.02, 11.03, 11.05 and
11.11 shall survive any termination of this Agreement pursuant to Article X, and each party hereto shall be fully responsible for any breach of any such provision, whether or not such breach occurs prior to the termination of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.01 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

If to the Company:

                  Coast Security Mortgage, Inc.
                  500 North State College Blvd., Suite 800
                  Orange, CA 92668
                  Attn: Mark Chisick
                  Telecopier: (714) 978-5884

                  with a copy to:

                  Payne & Fears LLP
                  4 Park Plaza, Suite 1100
                  Irvine, CA  92614
                  Attn:  Richard K. Zepfel, Esq.
                  Telecopier:  (949) 851-1212

If to any Shareholder:

                  To the address of such Shareholder
                  set forth in Exhibit A attached hereto.

If to Buyer:

                  First Alliance Corporation
                  17305 Von Karman Avenue
                  Irvine CA  92714
                  Attn:  Francisco Nebot
                  Telecopier No.:  (949) 224-6696
                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue, Suite 5018
                  Los Angeles, California  90071
                  Attn:    Dhiya El-Saden, Esq.
                  Telecopier No.:  (213) 229-7520

                  Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.


                  11.02 AMENDMENTS; NO WAIVERS.


                           (a) Any provision of this Agreement may be amended or
waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b) No waiver by a party of any default,
misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  11.03 EXPENSES. All costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

                  11.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

                  11.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California.

                  11.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  11.07 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The parties agree and acknowledge that notwithstanding anything to the contrary in this Agreement, the Company and the Shareholders are not making any representations and warranties that are not expressly provided in this Agreement.

                  11.08 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

                  11.09 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                  11.10 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  11.11 ARBITRATION.

                           (a) Any dispute or difference between or among the
parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under Article XI, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any Disputing Party may request the American Arbitration Association (the "AAA") to designate one arbitrator, who shall be qualified as an arbitrator under the standards of the AAA, who shall be a retired or former judge of any appellate or trial court of the State of California, any United States appellate court or the United States District Court for any California District, who is, in any such case, not affiliated with any party in interest to such arbitration, and who has substantial professional experience with regard to corporate legal matters.

                           (b) The arbitrator shall consider the dispute at
issue in Irvine, California, at a mutually agreed upon time within sixty (60) days (or such longer period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use its best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; PROVIDED, HOWEVER, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this
Section 11.11 by bringing suit in any court of competent jurisdiction.

                           (c) All costs and expenses attributable to the
arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

                  11.12 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.13 THIRD PARTY BENEFICIARIES. Except as specifically provided in Article IX with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Buyer or employee or former employee of the Company or any Affiliate thereof (including any beneficiary or dependent thereof).

                  IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  FIRST ALLIANCE CORPORATION,
                                    a Delaware corporation


                                  By: /s/ Brian Chisick
                                     -------------------------------------
                                      Brian Chisick
                                      President



                                  SELLERS:


                                  CHISICK FAMILY TRUST, DATED MAY 8, 1996.



                                  By: /s/ Mark D. Chisick
                                     -------------------------------------
                                      Name:  Mark D. Chisick
                                      Title: Trustee



                                  By: /s/ Denise M. Chisick
                                     -------------------------------------
                                      Name:  Denise M. Chisick
                                      Title: Trustee


                                  REYNOLDS FAMILY TRUST, DATED OCTOBER 20, 1997.



                                  By: /s/ Mark E. Reynolds
                                     -------------------------------------
                                      Name:  Mark E. Reynolds
                                      Title: Trustee



                                  By: /s/ Joalean R. Reynolds
                                     -------------------------------------
                                      Name:  Joalean R. Reynolds
                                      Title: Trustee

                                   /s/ Bradley Chisick
                                  ----------------------------------------
                                  Bradley Chisick, an individual

                                    EXHIBIT A

                               OWNERSHIP OF SHARES
                               -------------------

                                                                    Percentage
        Name and Address                                                of
         of Shareholder                      Number of Shares     Consideration
---------------------------------            ----------------     -------------
Chisick Family Trust, dated May 8,                7,777.7               70%
1996


Bradley Chisick                                   2,222.2               20%


Reynolds Family Trust, dated                      1,111.1               10%
October 20, 1997


             TOTAL                               11,111                100%
---------------------------------            ----------------     -------------